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                                                               Exhibit 99.(j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated December 17, 2007 on the financial statements of the RiverSource Absolute Return Currency and Income Fund, RiverSource Emerging Markets Fund, RiverSource Emerging Markets Bond Fund, RiverSource Global Bond Fund, RiverSource Global Equity Fund and RiverSource Global Technology Fund of the RiverSource Global Series, Inc., included in the Annual Reports for the year ended October 31, 2007, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 53 to the Registration Statement (Form N-1A, No. 33-25824) of the RiverSource Global Series, Inc.

                                                  /s/Ernst & Young LLP

Minneapolis, Minnesota
December 19, 2007